AMERICAN ACCESS TECHNOLOGIES, INC. AND SUBSIDIARY

             STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE

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
                                                                                 Year Ended
                                                                                 December 31,
                                                                                 ------------
                                                                            1998             1997
                                                                            ----             ----
Net Loss                                                                  $(492,814)      $(256,774)

Cumulative Preferred Stock Dividend                                        (104,167)              -

Beneficial Conversion Preferred Stock Dividend                             (781,250)              -
                                                                      -------------    ------------
                                                                        $(1,378,231)      $(256,774)
                                                                      =============    ============

Weighted Average Common Shares Outstanding                                2,992,500       3,033,000

Adjustments to reflect Requirements of the Securities and Exchange Commission SAB 83:

    Common stock issued to director within the period                             -          50,000

Common Shares Issued to Acquire Omega Metals, Inc.                          226,470         226,470
                                                                      -------------    ------------

    Total Weighted Average Number of Common Shares and Equivalents        3,218,970       3,309,470
                                                                      =============    ============

Net Loss per Common Share                                               $      (.43)    $      (.08)
                                                                      =============    ============
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